UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois 61820

(Address of principal executive offices) (Zip Code)

(217) 365-4544

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BUSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 20, 2024, First Busey Corporation (“Busey”) held a special meeting of stockholders (the “Special Meeting”) virtually via the internet, pursuant to notice duly given, in connection with the proposed merger of Busey and CrossFirst Bankshares, Inc. (“CrossFirst”). Busey’s stockholder representation at the Special Meeting was summarized as follows:

Shares of common stock entitled to notice of, and to vote at, the Special Meeting	56,878,232
Shares represented at the Special Meeting by Busey stockholders who were present or by Busey stockholders who were represented by proxy	46,493,572
Percentage of shares represented	81.74%

At the Special Meeting, Busey’s stockholders voted on, and approved, three proposals related to the proposed transaction. A fourth proposal was withdrawn. Each of the proposals is described more fully in the joint proxy statement/prospectus of Busey and CrossFirst, dated November 13, 2024 (the “Joint Proxy Statement/Prospectus”), as supplemented by the Current Report on Form 8-K filed by Busey with the U.S. Securities and Exchange Commission on December 13, 2024.

The vote results on the matters presented at the Special Meeting were as follows:

1.	Proposal 1 – Busey merger proposal. A proposal to approve the Agreement and Plan of Merger, dated as of August 26, 2024, by and between Busey and CrossFirst (the “merger agreement”) and the issuance of Busey common stock to holders of CrossFirst common stock pursuant to the merger agreement (including for purposes of complying with Nasdaq Listing Rule 5635(a)):

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,500,271	366,151	357,578	6,269,572

2.	Proposal 2 – Busey articles amendment proposal. A proposal to approve an amendment to Busey’s amended and restated articles of incorporation to increase the authorized number of shares of Busey common stock from 100,000,000 to 200,000,000:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,943,048	1,186,596	363,928	—

3.	Proposal 3 – Busey compensation proposal. A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Busey in connection with the transactions contemplated by the merger agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,826,705	1,893,587	503,708	6,269,572

4.	Proposal 4 – Busey adjournment proposal. A proposal to adjourn the Busey special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Busey merger proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Busey common stock, was withdrawn, as sufficient votes were cast at the Special Meeting to approve the Busey merger proposal.

Item 8.01.	Other Events.

On December 23, 2024, Busey and CrossFirst issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of CrossFirst’s stockholders also held on December 20, 2024. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Joint Press Release, dated December 23, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2024	FIRST BUSEY CORPORATION

	By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones
Chief Financial Officer